Exhibit 10.1

April 20, 2015

John Akai
Client Executive
MetLife Specialized Benefit Resources
501 Route 22
Bridgewater, NJ 08807

Re: Johnson & Johnson Executive Life Insurance Program

Dear John:
This letter is to formally advise MetLife that the Executive Life Plan Agreement dated June 19, 1991 has been closed to new participants, effective January 2, 2015.  Please update your records accordingly to reflect this change.

Should you have any questions on this matter, please call me at 732-524-3638,

Sincerely,
/s/ Lisa Blair Davis
Lisa Blair Davis
Vice President
International Total Rewards
& Global Benefits

C: R. McDonald
S. Vora